INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Washington Mutual, Inc. on Form S-8 of our report dated February 20, 1998 appearing in the Annual Report on Form 10-K, as amended by Forms 10-K/A dated April 1, 1998 and June 30, 1998, of Washington Mutual, Inc. for the year ended December 31, 1997 and our report dated June 12, 1998 appearing in the Annual Report on Form 11-K of the Washington Mutual, Inc. Retirement Savings and Investment Plan for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

Seattle, Washington
December 16, 1998